EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-83022, 333-105965, 333-134055, 333-141671 and 333-176408 on Form S-8 of our report dated December 11, 2013, relating to the consolidated financial statements of Central Garden & Pet Company and the effectiveness of Central Garden & Pet Company’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Central Garden & Pet Company for the fiscal year ended September 28, 2013.

/S/ DELOITTE & TOUCHE LLP

San Francisco, California

December 11, 2013